United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 21, 2017

Date of Report

(Date of Earliest Event Reported)

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REFERENCES

References in this Current Report to PCS Edventures!.com, Inc., refer to the Registrant and its subsidiaries, including the words “PCS”, “PCSV”, “we”, “our”, “us” and words of similar import.

FORWARD-LOOKING STATEMENTS

Except for historical facts, all matters discussed in the Press Release attached to this Current Report, which are forward-looking, involve a high degree of risk and uncertainty. Certain statements in this Press Release set forth management’s intentions, plans, beliefs, expectations, or predictions of the future based on current facts and analyses. When we use the words “believe”, “expect”, “anticipate”, “estimate”, “intend” or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated in such statements, due to a variety of factors, risks and uncertainties. Potential risks and uncertainties include, but are not limited to, competitive pressures from other companies within the Educational Industries, economic conditions in the Company’s primary markets, exchange rate fluctuation, reduced product demand, increased competition, inability to produce required capacity, unavailability of financing, government action, weather conditions and other uncertainties, including those detailed in the Company’s SEC filings. The Company assumes no duty to update forward-looking statements to reflect events or circumstances after the date of such statements.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 6, 2017, the Company executed a Promissory Note in the amount of $80,025, with a lender. This Promissory Note was due on February 20 2017, is non-convertible, has an interest rate of 20% per annum, and is secured by the T4EDU Purchase Order 000000741. On February 20, 2017, this note went into default. The Company anticipates payment of this Promissory Note when funds are received on the T4EDU Purchase Order 000000741.

On June 8, 2016, the Company executed a Promissory Note with a lender who is the Company’s Chairman, CEO and largest shareholder, in the amount of $1,292,679. This Promissory Note is due July 15, 2018, is non-convertible, has an interest rate of 10% per annum, and is secured by all tangible and intangible assets of the company.

The payment terms required consecutive monthly installments in the sum of $50,000 per month commencing January 15, 2017, and continuing for 24 months, with the final principal and interest balance due July 15, 2018. The Company did not make the January 15, 2017, February 15, 2017, or March 15, 2017, payments. The Company anticipates that it will not be able to fund any principle payments for the foreseeable future.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	March 17, 2017	By:	/s/ Michael J Bledsoe
Michael J Bledsoe
Vice President

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